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SHERB & CO., LLP

Offices in New York and Florida

Certified Public Accountants

February 14, 2011

Securities and Exchange Commission
Office of the Chief Accountant
Washington, DC 20549
Attn: SECPS Letter File/Mail Stop 9-5

Re: Interlink US Network Ltd..
Commission file number: 000-50021
CIK#: 0001144347

Gentlemen:

As of February 14, 2011 the client-auditor relationship between our firm and Interlink US Network LTD., has ended.

Very truly yours,

Sherb & Co. LLP

Certified Public Accountants

via fax